UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 10, 2021

ROGERS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-4347	06-0513860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2225 W. Chandler Blvd., Chandler, Arizona 85224
(Address of principal executive offices) (Zip Code)

(480) 917-6000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	par value $1.00 per share	ROG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2021, the Compensation and Organization Committee of the Board of Directors of Rogers Corporation (the “Company”) awarded Chief Executive Officer Bruce Hoechner performance-based and time-based restricted stock units (“RSUs”) under the Rogers Corporation 2019 Long-Term Equity Compensation Plan pursuant to a new form of performance-based RSU award agreement and a new form of time-based RSU award agreement (the “New Award Agreements”). The Compensation and Organization Committee made changes to Mr. Hoechner’s awards in order to facilitate orderly succession planning and to better align his incentives with long-term performance. The New Award Agreements differ from the forms of award agreements previously filed with the Securities and Exchange Commission (the “SEC”) as follows:

a.Under the new form of time-based RSU award agreement, in the event of a Retirement (as defined below), the RSUs that do not vest pro-rata under the terms of the agreement will be immediately vested as of the awardee’s Retirement, provided that the awardee provides the Company with three months’ written notice of the awardee’s intent to retire on a certain date (“Advance Notice”); without Advance Notice, such RSUs will be forfeited.

b.Under the new form of performance-based RSU award agreement, in the event of a Retirement, the full amount of shares of the Company’s common stock issuable to the awardee following the Performance Period (as defined in the award agreement) will not be pro-rated, and the full amount of such shares, based on the performance achieved at the end of the Performance Period, will be issuable to the awardee provided that (1) the awardee provides Advance Notice and (2) during the entire period between Retirement and the Scheduled Payment Date (as defined in the award agreement) the awardee complies with the covenants described in Article 5 of the Rogers Corporation Severance Plan, filed with the SEC on February 13, 2019 as Exhibit 10.1 to the Company’s Current Report on Form 8-K. If the awardee does not comply with both conditions, the RSUs will be issued on a prorated basis as provided in the previously filed form of award agreement.

c.The definition of Retirement has been amended in both New Award Agreements to mean separation of service after the awardee has attained a combination of age and years of vesting service equal to at least 72.

d.Additional administrative and conforming changes were also made.

Under the terms of these award agreements, Mr. Hoechner will not meet the service requirement for Retirement until November 2021. Mr. Hoechner has not provided the Company’s Board of Directors any notice of a decision to retire.

The Company used the previously filed forms of award agreements for its recent awards of time-based and performance-based RSUs to other executive officers.

The above description of the New Award Agreements is qualified in its entirety by the terms of the New Award Agreements attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Time-Based Restricted Stock Unit Award Agreement for Bruce D. Hoechner.
10.2	Form of Performance-Based Restricted Stock Unit Award Agreement for Bruce D. Hoechner.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION
(Registrant)

Date: February 17, 2021	By:	/s/ Jay B. Knoll
Jay B. Knoll
Senior Vice President Corporate Development, General Counsel, and Corporate Secretary